Booz | Allen | Hamilton® BOOZ ALLEN HAMILTON ANNOUNCES THIRD QUARTER FISCAL 2021 RESULTS + Company Expects Adjusted Diluted Earnings per Share1 Growth to Exceed Three-Year Investment Thesis Ending with Fiscal Year 2021 + Adjusts Full Year Guidance at the Top and Bottom Line + Quarterly Revenue Increase of 3.0 percent over the Prior Year Period to $1.9 billion, and Revenue, Excluding Billable Expenses1 Growth of 6.2 percent + Quarterly Diluted Earnings Per Share of $1.03 and Adjusted Diluted Earnings Per Share1 of $1.04 + 6.1 percent Increase in Total Backlog to $23.3 billion and Strong Cash Flow Performance + Increased Quarterly Dividend by $0.06 to $0.37 per Share “We are on track to deliver another year of revenue and earnings growth. While we had slower revenue growth than expected this quarter, our bottom-line results, profit margins, and cash flow were excellent, and ahead of expectations. I am confident that our team's skilled execution of the business and our strong balance sheet will allow us to continue investing in our people and capabilities while creating value for clients and investors.” — HORACIO ROZANSKI President and Chief Executive Officer McLean, Virginia; January 29, 2021 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the third quarter of fiscal 2021. The Company approaches the conclusion of its three-year Investment Thesis, ending fiscal year 2021, expecting to exceed its stated goals for Adjusted Diluted EPS1 growth. The Company experienced slower than expected revenue growth due to factors related to the COVID-19 pandemic and the presidential transition. It reported strong third quarter performance in Adjusted EBITDA margins, earnings, and cash flows, with a solid increase in backlog. The Company lowered guidance on revenue while raising guidance on Adjusted EBITDA Margin on Revenue1, Adjusted Diluted EPS1 and cash from operating activities. The Company reported quarterly revenue growth of 3.0 percent and a 6.2 percent quarterly increase in Revenue, Excluding Billable Expenses1. Net Income increased by 28.9 percent to $144.4 million and Adjusted Net Income1 increased by 27.7 percent to $144.9 million. Top-line growth contributed to a 7.7 percent quarterly increase in Adjusted EBITDA1 to $205.4 million. Quarterly Adjusted EBITDA Margin on Revenue1 was 10.8 percent. Diluted Earnings per Share was $1.03, up $0.24 or 30.4 percent, while Adjusted Diluted EPS1 was $1.04, up $0.24 or 30.0 percent. Total backlog increased by 6.1 percent over the prior year period to $23.3 billion and the quarterly book-to-bill ratio was 0.32x. As of December 31, 2020, total headcount was 390 higher than at the end of the prior year period, an increase of 1.4 percent, and 72 lower than the end of the prior quarter. 1 THIRD QUARTER FY21 (changes are compared to prior year period) REVENUE: $1.90B +3.0 % EX. BILLABLE EXPENSES1: $1.33B +6.2 % OPERATING INCOME: $184.3M +9.0 % ADJ. OPERATING INCOME1: $184.3M +8.4 % NET INCOME: $144.4M +28.9 % ADJUSTED NET INCOME1: $144.9M +27.7 % EBITDA: $205.4M +8.3 % ADJUSTED EBITDA1: $205.4M +7.7 % DILUTED EPS: $1.03 up from $0.79 ADJUSTED DILUTED EPS1: $1.04 up from $0.80 FINANCIAL SUMMARY Third Quarter ended December 31, 2020 - A summary of Booz Allen’s results for the third quarter of fiscal 2021 is below. All comparisons are to the prior year period. A description of key drivers can be found in the Company’s Earnings Call Presentation for the third quarter posted on investors.boozallen.com.

Net cash provided by operating activities for the third quarter fiscal 2021 was $232.9 million as compared to $99.8 million in the prior year period, and $799.0 million year-to-date as compared to $366.5 million in the prior year period. Free cash flow[1] for the third quarter was $217.0 million as compared to $69.0 million in the prior year period, and $744.9 million year-to-date compared to $275.7 million in the prior year period.

The Company declared a regular quarterly dividend of 37 cents per share, which is payable on March 2, 2021 to stockholders of record on February 12, 2021.

Additionally, the Company released its annual Environmental, Social, Governance (ESG) Impact Report, its first report aligned to the GRI Standards, the world's most widely used framework for corporate sustainability reporting.

FINANCIAL OUTLOOK

For fiscal 2021, the Company is updating guidance issued October 30, 2020:

+ ***Revenue***: Growth in the 4.8 to 6.0 percent range

+ ***Adjusted EBITDA Margin on Revenue***[1]: Mid to high-10 percent range

+ ***Adjusted Diluted EPS***[1]: $3.70 - $3.85

+ ***Cash from Operating Activities:*** $625 million - $675 million

This Adjusted Diluted EPS[1] estimate is based on fiscal 2021 estimated average diluted shares outstanding in the range of 136 million to 140 million shares, and assumes an effective tax rate in the range of 20 percent to 23 percent.

3-YEAR INVESTMENT THESIS

For the three-year period from Fiscal Year 2018 through Fiscal Year 2021, the Investment Thesis is as follows:



Unique Market Position = **Strong Financial Returns From FY18 through FY21** + **Option Value**

Unique Market Position

*Investments in innovation, talent, and capabilities position us to help clients adopt current and new technologies

*First mover advantage enhanced by our ability to combine mission knowledge, consulting heritage and technical depth creating value for critical missions and top priorities

Strong Financial Returns From FY18 through FY21

~80% to 90% ADEPS[1] Growth
+
~2% Dividend Yield

Supported by:

FY21: 4.8 - 6.0% Revenue Growth

FY21: Mid to high-10% Adj. EBITDA Margin[1]

FY18-FY21: ~$1.4B in Capital Deployment

Option Value

Continued investment in new business lines and solutions that will drive future growth

CONFERENCE CALL INFORMATION

Booz Allen Hamilton will host a conference call at 8 a.m. EST on Friday, January 29, 2021, to discuss the financial results for its third quarter fiscal 2021 (ended December 31, 2020). Analysts and institutional investors may participate on the call by dialing (877) 375-9141; International: (253) 237-1151, using the passcode 9489244. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton website at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EST on January 29, 2021 and continuing for 30 days.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Information" below for additional detail.

ABOUT BOOZ ALLEN HAMILTON

For more than 100 years, military government and business leaders have turned to Booz Allen Hamilton to solve their most complex problems. As a consulting firm with experts in analytics, digital, engineering and cyber, we help organizations transform. We are a key partner on some of the most innovative programs for governments worldwide and trusted by its most sensitive agencies. We work shoulder to shoulder with clients, using a mission-first approach to choose the right strategy and technology to help them realize their vision.

With global headquarters in McLean, Virginia, our firm employs nearly 27,600 people globally, and had revenue of $7.5 billion for the 12 months ended March 31, 2020. To learn more, visit www.boozallen.com. (NYSE: BAH)

YEAR-TO-DATE FY21

(changes are compared to prior year period)

REVENUE:	
$5.88B	+7.0 %
EX. BILLABLE EXPENSES[1]:	
$4.15B	+9.1 %
OPERATING INCOME:	
$583.4M	+12.2 %
ADJ. OPERATING INCOME[1]:	
$583.9M	+12.0 %
NET INCOME:	
$409.8M	+19.2 %
ADJUSTED NET INCOME[1]:	
$418.3M	+20.9 %
EBITDA:	
$646.2M	+11.3 %
ADJUSTED EBITDA[1]:	
$646.8M	+11.2 %
DILUTED EPS:	
$2.93	up from $2.42
ADJUSTED DILUTED EPS[1]:	
$3.01	up from $2.45

2

NON-GAAP FINANCIAL INFORMATION “Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. “Adjusted Operating Income” represents operating income before: transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments and supplemental employee benefits due to the COVID-19 outbreak. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. “Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses” is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Net Income” represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) supplemental employee benefits due to the COVID-19 outbreak, (iii) research and development tax credit, (iv) release of income tax reserves, (v) loss on debt extinguishment, and (vi) amortization of debt issuance costs. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two- class method of calculating EPS as required in accordance with accounting principles generally accepted in the United States, or GAAP. "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company’s operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance 3 measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward- looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2021. Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. In addition, management may discuss its expectation for EBITDA margin for fiscal 2021 from time to time. A reconciliation of EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. FORWARD LOOKING STATEMENTS Certain statements contained in this press release and in related comments by our management include “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include: • any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; • changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support or as a result of the U.S. presidential election; • efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; • delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending; • U.S. government shutdowns as a result of the failure by elected officials to fund the government; 4

5 • failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (“FAR”), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; • the effects of the COVID-19 outbreak, and other pandemics or widespread health epidemics, including disruptions to our workforce and the impact on government spending and demand for our solutions; • our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us; • variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; • the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; • changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; • changes in estimates used in recognizing revenue; • our ability to realize the full value of and replenish our backlog and generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; • internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal cyber attacks on our network and internal systems; • risks related to the potential implementation and operation of new financial management systems; • an inability to attract, train, or retain employees with the requisite skills and experience; • an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; • the loss of members of senior management or failure to develop new leaders; • misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients’ sensitive or classified information; • increased competition from other companies in our industry; • failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; • inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; • failure to comply with special U.S. government laws and regulations relating to our international operations; • risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; • risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; • the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; • risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; • the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters; • risks inherent in the government contracting environment; • continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limit such reimbursements and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; • increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; • the size of our addressable markets and the amount of U.S. government spending on private contractors; • risks related to our indebtedness and credit facilities which contain financial and operating covenants; and • the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 26, 2020. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. 5

Exhibit 1 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Operations 6 Three Months Ended December 31, Nine Months Ended December 31, (Amounts in thousands, except per share data) 2020 2019 2020 2019 (Unaudited) (Unaudited) Revenue $ 1,904,020 $ 1,849,441 $ 5,879,658 $ 5,494,194 Operating costs and expenses: Cost of revenue 866,771 813,500 2,758,270 2,498,096 Billable expenses 577,059 600,522 1,729,788 1,691,543 General and administrative expenses 254,820 245,719 745,375 724,121 Depreciation and amortization 21,113 20,655 62,860 60,308 Total operating costs and expenses 1,719,763 1,680,396 5,296,293 4,974,068 Operating income 184,257 169,045 583,365 520,126 Interest expense (20,878) (24,231) (60,900) (75,281) Other (expense) income, net 2,604 1,909 (10,266) 5,885 Income before income taxes 165,983 146,723 512,199 450,730 Income tax expense 21,612 34,697 102,418 106,993 Net income $ 144,371 $ 112,026 $ 409,781 $ 343,737 Earnings per common share: Basic $ 1.04 $ 0.79 $ 2.95 $ 2.44 Diluted $ 1.03 $ 0.79 $ 2.93 $ 2.42 6

Exhibit 2 Booz Allen Hamilton Holding Corporation Condensed Consolidated Balance Sheets (Amounts in thousands, except share and per share data) December 31, 2020 March 31, 2020 (Unaudited) Assets Current assets: Cash and cash equivalents $ 1,341,301 $ 741,901 Accounts receivable, net of allowance 1,420,705 1,459,471 Prepaid expenses and other current assets 59,360 126,816 Total current assets 2,821,366 2,328,188 Property and equipment, net of accumulated depreciation 196,063 208,077 Operating lease right-of-use assets 245,009 240,122 Intangible assets, net of accumulated amortization 304,147 300,987 Goodwill 1,581,160 1,581,160 Other long-term assets 220,439 135,432 Total assets 5,368,184 4,793,966 Liabilities and stockholders' equity Current liabilities: Current portion of long-term debt $ 77,865 $ 177,865 Accounts payable and other accrued expenses 826,834 698,011 Accrued compensation and benefits 414,475 348,775 Operating lease liabilities 51,768 49,021 Other current liabilities 50,019 54,006 Total current liabilities 1,420,961 1,327,678 Long-term debt, net of current portion 2,297,142 2,007,979 Operating lease liabilities, net of current portion 270,620 270,266 Other long-term liabilities 306,196 331,687 Total liabilities 4,294,919 3,937,610 Stockholders’ equity: Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 162,243,173 shares at December 31, 2020 and 161,333,973 shares at March 31, 2020; outstanding, 137,865,312 shares at December 31, 2020 and 138,719,921 shares at March 31, 2020 1,622 1,613 Treasury stock, at cost — 24,377,861 shares at December 31, 2020 and 22,614,052 shares at March 31, 2020 (1,030,713) (898,095) Additional paid-in capital 532,757 468,027 Retained earnings 1,609,551 1,330,812 Accumulated other comprehensive loss (39,952) (46,001) Total stockholders’ equity 1,073,265 856,356 Total liabilities and stockholders’ equity $ 5,368,184 $ 4,793,966 77

Exhibit 3 Booz Allen Hamilton Holding Corporation Condensed Consolidated Statements of Cash Flows 8 Nine Months Ended December 31, (Amounts in thousands) 2020 2019 (Unaudited) Cash flows from operating activities Net income $ 409,781 $ 343,737 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 62,860 60,308 Noncash lease expense 40,861 41,846 Stock-based compensation expense 40,972 26,796 Amortization of debt issuance costs 3,302 3,632 Loss on debt extinguishment 13,239 1,451 Losses (gains) on dispositions, and other (3,479) 1,160 Changes in assets and liabilities: Accounts receivable, net of allowance 38,270 (97,452) Deferred income taxes and income taxes receivable / payable 36,902 (751) Prepaid expenses and other current assets (318) (14,597) Other long-term assets (3,338) (60) Accrued compensation and benefits 76,658 1,203 Accounts payable and other accrued expenses 125,887 21,849 Other current liabilities (3,252) 9,053 Operating lease liabilities (42,647) (35,420) Other long-term liabilities 3,261 3,704 Net cash provided by operating activities 798,959 366,459 Cash flows from investing activities Purchases of property, equipment, and software (54,033) (90,712) Payment for minority investment in entity (72,152) — Proceeds from sales of assets, net of payment 3,330 — Net cash used in investing activities (122,855) (90,712) Cash flows from financing activities Proceeds from issuance of common stock 13,948 10,843 Stock option exercises 10,193 7,440 Repurchases of common stock (143,354) (37,199) Cash dividends paid (129,862) (102,943) Debt extinguishment costs (8,971) — Repayment of debt (508,399) (57,456) Proceeds from debt issuance 691,496 397,892 Payment of deferred payment obligation — (80,000) Other financing activities (1,755) (1,493) Net cash provided by (used in) financing activities (76,704) 137,084 Net increase in cash and cash equivalents 599,400 412,831 Cash and cash equivalents — beginning of period 741,901 283,990 Cash and cash equivalents — end of period $ 1,341,301 $ 696,821 Supplemental disclosures of cash flow information Net cash paid during the period for: Interest $ 39,737 $ 69,627 Income taxes $ 69,374 $ 107,149 Supplemental disclosures of non-cash investing and financing activities Noncash financing activities $ 178 $ 4,501 8

Exhibit 4 - **Booz Allen Hamilton Holding Corporation**

Non-GAAP Financial Information

(In thousands, except share and per share data)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Nine Months Ended December 31, 2020	Nine Months Ended December 31, 2019
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 1,904,020	$ 1,849,441	$ 5,879,658	$ 5,494,194
Billable expenses	577,059	600,522	1,729,788	1,691,543
Revenue, Excluding Billable Expenses	$ 1,326,961	$ 1,248,919	$ 4,149,870	$ 3,802,651
Adjusted Operating Income				
Operating Income	$ 184,257	$ 169,045	$ 583,365	$ 520,126
Transaction expenses (a)	—	1,069	—	1,069
COVID-19 supplemental employee benefits (b)	68	—	577	—
Adjusted Operating Income	$ 184,325	$ 170,114	$ 583,942	$ 521,195
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	$ 144,371	$ 112,026	$ 409,781	$ 343,737
Income tax expense	21,612	34,697	102,418	106,993
Interest and other, net (c)	18,274	22,322	71,166	69,396
Depreciation and amortization	21,113	20,655	62,860	60,308
EBITDA	$ 205,370	$ 189,700	$ 646,225	$ 580,434
Transaction expenses (a)	—	1,069	—	1,069
COVID-19 supplemental employee benefits (b)	68	—	577	—
Adjusted EBITDA	$ 205,438	$ 190,769	$ 646,802	$ 581,503
Adjusted EBITDA Margin on Revenue	10.8 %	10.3 %	11.0 %	10.6 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	15.5 %	15.3 %	15.6 %	15.3 %
Adjusted Net Income				
Net income	$ 144,371	$ 112,026	$ 409,781	$ 343,737
Transaction expenses (a)	—	1,069	—	1,069
COVID-19 supplemental employee benefits (b)	68	—	577	—
Research and development tax credit (d)	—	—	(2,928)	—
Release of income tax reserves (e)	—	—	(29)	—
Loss on debt extinguishment (f)	—	—	13,239	—
Amortization and write-off of debt issuance costs and debt discount	705	886	1,722	1,945
Adjustments for tax effect (g)	(201)	(509)	(4,040)	(784)
Adjusted Net Income	$ 144,943	$ 113,472	$ 418,322	$ 345,967
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	138,886,119	141,558,427	138,932,125	141,348,635
Adjusted Net Income Per Diluted Share (h)	$ 1.04	$ 0.80	$ 3.01	$ 2.45
Free Cash Flow				
Net cash provided by operating activities	$ 232,935	$ 99,780	$ 798,959	$ 366,459
Less: Purchases of property, equipment and software	(15,949)	(30,734)	(54,033)	(90,712)
Free Cash Flow	$ 216,986	$ 69,046	$ 744,926	$ 275,747

(a) Fiscal 2020 debt refinancing costs incurred in connection with the refinancing transactions consummated on November 26, 2019.

(b) Represents the supplemental contribution to employees' dependent care FSA accounts in response to the COVID-19 outbreak.

(c) Reflects the combination of Interest expense and Other (expense) income, net from the condensed consolidated statement of operations.

(d) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(e) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(f) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% senior notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(g) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(h) Excludes adjustments of approximately $0.9 million and $2.3 million of net earnings for the three and nine months ended December 31, 2020, respectively, and excludes adjustments of approximately $0.6 million and $1.8 million of net earnings for the three and nine months ended December 31, 2019, associated with the application of the two-class method for computing diluted earnings per share.

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1 0 Exhibit 5 Booz Allen Hamilton Holding Corporation Operating Data As of December 31, (Amounts in millions) 2020 2019 Backlog Funded $ 3,620 $ 3,521 Unfunded 5,971 5,308 Priced Options 13,695 13,128 Total Backlog $ 23,286 $ 21,957 Three Months Ended December 31, Nine Months Ended December 31, 2020 2019 2020 2019 Book-to-Bill * 0.32 0.48 1.43 1.48 * Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue. As of December 31, 2020 2019 Headcount Total Headcount 27,566 27,176 Consulting Staff Headcount 24,693 24,255 Three Months Ended December 31, Nine Months Ended December 31, 2020 2019 2020 2019 Percentage of Total Revenue by Contract Type Cost-Reimbursable 57% 57% 56% 57% Time-and-Materials 24% 23% 25% 23% Fixed-Price 19% 20% 19% 20% 10